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Exhibit 4.37

                             SUBSCRIPTION AGREEMENT

Dear Subscriber:

         You (the "Subscriber") hereby agree to purchase, and Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), hereby agrees to issue and to sell to the Subscriber, an 8% Convertible Note (the "Note") convertible in accordance with the terms thereof into shares of the Company's $.0001 par value Class A common stock (the "Company Shares") and Class A Common Stock Purchase Warrants of the Company ("Warrants") for the consideration set forth on the signature page hereof ("Purchase Price"), all of which shall be deemed allocated to the cost basis of the Note. The form of Note is annexed hereto as EXHIBIT A. The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares" or "Common Stock"; the Note, Warrants and Company Shares issuable upon conversion of the Note and exercise of the Warrants are collectively referred to herein as, the "Securities." Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Note and Warrants against payment, by federal funds (U.S.) wire transfer of the Purchase Price. This subscription is concurrent with, and part of similar Subscription Agreements which relate to an offering of a minimum of $100,000 of Purchase Price and up to a maximum of $10,000,000 of Purchase Price (the "Offering"). A closing hereunder shall not take place unless the Company shall receive or shall have previously received the net proceeds of not less than $100,000 of Purchase Price pursuant to the Offering ("Minimum Offering").

         The following terms and conditions shall apply to this subscription.

     1. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. The Subscriber hereby represents and warrants to and agrees with the Company that:

         (a) INFORMATION ON COMPANY. The Subscriber has been furnished with the Company's Form 10-KSB for the year ended December 31, 2001, and Form SB-2 Registration Statement filed on May 23, 2002 with the Securities and Exchange Commission (the "Commission") under file number: 333-88964, together with all subsequent forms 10-QSB and forms 8-K, and any amendments to any such forms 10-KSB, 10-QSB and 8-K filed prior to the date hereof (collectively, the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters, as the Subscriber has requested, and the Subscriber has considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

         (b) INFORMATION ON SUBSCRIBER. The Subscriber is an "accredited investor," as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

         (c) PURCHASE OF NOTE AND WARRANTS. On the Closing Date, the Subscriber will purchase the Note and Warrants for its own account and not with a view to any distribution thereof.

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         (d) COMPLIANCE WITH SECURITIES ACT. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

         (e) SHARES LEGEND. Except as otherwise provided herein, the Shares issuable upon conversion of the Note and exercise of the Warrants shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

         (f) NOTE LEGEND. The Note shall bear the following legend:

                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

         (g) WARRANTS LEGEND. The Warrants shall bear the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

         (h) COMMUNICATION OF OFFER. The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

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         (i) BUSINESS RELATIONSHIPS. To the best knowledge of Subscriber,
Subscriber represents that there is no present or planned business relationship between Subscriber and any Company director other than in connection with the transactions described in this Agreement, previous fundings of the Company, or as described in the Reports, or in connection with a research report prepared by a director of the Company.

         (j) CORRECTNESS OF REPRESENTATIONS. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

     2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Subscriber, except as set forth on SCHEDULE B hereto, that:

         (a) DUE INCORPORATION. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

         (b) CAPITALIZATION. As of January 23, 2002, the authorized capital stock of the Company consists of 625,000,000 shares of Class A Common Stock, of which 48,827,749 shares are issued and outstanding; 10,000,000 shares of Class B Common Stock, of which 1,900,324 shares are issued and outstanding; 4,000,000 shares of Class E-1 Common Stock of which 4,000,000 shares are issued and outstanding; 4,000,000 shares of Class E-2 Common Stock, of which 4,000,000 shares are issued and outstanding; and 5,000,000 shares of Preferred Stock, of which 120,000 shares are designated as Series A 5% Cumulative Preferred Stock, of which 45,734 such shares were issued and outstanding. Except as set forth in the Reports or Other Written Information, there are no options, warrants or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

         (c) REPORTS. The Company has delivered or made available to the Subscriber true and complete copies of the Reports (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Subscriber any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the Reports complied in all material respects with the requirements of the 1933 Act or the Exchange Act (as such term is hereinafter defined), as the case may be, and rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such Reports. None of the Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally

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accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (d) AUTHORITY; ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

         (e) ADDITIONAL ISSUANCES. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information, or on SCHEDULE B hereto.

         (f) CONSENTS. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the National Association of Securities Dealers ("NASD") or the Company's stockholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

         (g) NO VIOLATION OR CONFLICT. Assuming the representations and warranties of the Subscriber in SECTION 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating hereto by the Company will:

                  (i) violate, conflict with, result in a breach of or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company or any of its subsidiaries, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its subsidiaries or over the properties or assets of the Company or any of its subsidiaries, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its subsidiaries is a party, by which the Company or any of its subsidiaries is bound, or to which any of the properties of the Company or any of its subsidiaries is subject or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its subsidiaries is a party; or

                  (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its subsidiaries.

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         (h) THE SECURITIES. The Securities, upon issuance:

                  (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and state laws;

                  (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Note is converted, and the Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Subscriber complies with the prospectus delivery requirements);

                  (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

                  (iv) will not subject the holders thereof to personal liability by reason of being such holders.

         (i) LITIGATION. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its subsidiaries that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed on SCHEDULE B hereto or in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its subsidiaries relating to the Company or any of its directors or officers.

         (j) REPORTING COMPANY ELIGIBILITY. The Company is a publicly-held company whose Common Stock is (and has been for the past ninety (90) days) registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve (12) months.

         (k) NO MARKET MANIPULATION. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

         (l) INFORMATION CONCERNING COMPANY. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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         (m) DILUTION. The number of Shares issuable upon conversion of the Note may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Note. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The
Company specifically acknowledges that its obligation to issue Shares upon conversion of the Note and exercise of the Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement or the Note, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         (n) STOP TRANSFER. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by law.

         (o) DEFAULTS. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws, in each case, as amended to date. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party including without limitation the sublease for the Company's facility in Long Beach, California, or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters or (iii) to its knowledge, in violation of any statute, rule or regulation of any governmental authority, which violation would have a material adverse effect on the Company.

         (p) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

         (q) NO GENERAL SOLICITATION. Neither the Company, nor any of its subsidiaries, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), in connection with the offer or sale of the Securities.

         (r) LISTING. The Company's common stock is quoted on, and listed for trading on NASD OTC Bulletin Board. The Company has not received any oral or written notice from the NASD that its Common Stock will be delisted from the NASD OTC Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing.

         (s) NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2001, and which individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

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         (t) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since December 31, 2001, no
event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company, but which has not been so publicly announced or disclosed in the Reports.

         (u) CORRECTNESS OF REPRESENTATIONS. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date for two (2) years.

     3. REGULATION D OFFERING; OPINION. This Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on, among other things, the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as EXHIBIT C. The Company will provide, at the Company's expense, such other legal opinions at the Closing and in the future as are reasonably requested in connection with the security interest to be granted as described in Section 11 hereof and as may be reasonably necessary for the conversion of the Note and issuance of the Common Stock upon conversion of the Note and exercise of the Warrants.

     4. REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Securities without the legends set forth in SECTIONS 1(e) and 1(f) above (a) at such time as the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act, in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions, at the Company's expense, necessary to allow such resales, provided the Company and its counsel receive all reasonably requested representations from the Subscriber and selling broker, if any. If the Company fails to remove any legend, as required by this SECTION 4 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following such failure, if the Company continues to fail to remove such legend, the Company shall pay to the Subscriber or assignee holding shares subject to a Legend Removal Failure an amount equal to 1% of the Purchase Price of the shares subject to a Legend Removal Failure per day that such failure continues. If during any twelve (12) month period, the Company fails to remove any legend as required by this SECTION 4 for an aggregate of thirty (30) days, the Subscriber or assignee holding Securities subject to a Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Securities subject to a Legend Removal Failure held by such Subscriber or assignee at a price per share equal to 130% of the applicable Purchase Price.

     5. WARRANTS. The Company will issue and deliver, at the Closing, to the Subscriber, the Warrants, a form of which is annexed hereto as EXHIBIT D. The Subscriber will receive Warrants to purchase two Shares for each $1.00 of Purchase Price invested by the Subscriber pursuant to this Agreement. The per share "Purchase Price" of Common Stock, as defined in the Warrants, shall be $.25 for 50% of the Warrants and $.30 for the other 50% of the Warrants.

     6. FEES.

         (a) The Company shall pay to counsel to the Subscriber its fees of $5,000 for services rendered in connection with the initial Closing of the Offering. The fee shall shall be payable out of funds held pursuant to an Escrow Agreement to be entered into by the Company, Subscriber and Grushko & Mittman, P.C. (the "Escrow Agreement"). The fee will be paid to the attorneys upon the release of Purchase Price net proceeds to or on the Company's behalf.

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         (b) The Company will pay to the finders ("Finders") identified on
SCHEDULE E hereto a fee in the amount of ten percent (10%) of the Purchase Price ("Finder's Fee"). The Finder's Fee must be paid each Closing Date with respect to the Notes issued on such date. The Finder's Fee will be payable at the election of each Finder in cash or by delivery to such electing Finders of promissory notes ("Finder's Notes"). The Finder's Notes will be identical to the Notes. All the representations, covenants, warranties, undertakings, remedies, liquidated damages, and indemnification, other rights including but not limited to registration rights, and rights in Section 9 hereof, made or granted to or for the benefit of the Subscriber are hereby also made and granted to the Finders in respect of the Finder's Notes. References to Notes in this Agreement (and where appropriate in documents delivered in connection herewith) shall also relate to the Finder's Notes. In the event the Subscriber so elects, the Finders Fee may be payable in whole or in part to the Subscriber.

         (c) The Company will issue and deliver, at the Closing, to the Finders identified on Schedule E, a Warrant, substantially in the form attached hereto as Exhibit D, to purchase a number of shares of the Company's Class A Common Stock equal to ten percent (10%) of the shares into which the Notes issued pursuant hereto are convertible, at the Maximum Base Price set forth in Section 2.1.2(i) of the Note. The per share "Purchase Price" of Common Stock, as defined in the Warrants, shall be $.25 for 50% of the Warrants and $.30 for the other 50% of the Warrants. In the event there is no Finder in connection with the Subscriber entitled to receive the Warrants, then such Warrants will be issued to such Subscriber. Each Finder entitled to receive Notes or Warrants shall execute and deliver to the Company a Finders Investment Representation Letter, a form of which is annexed hereto as EXHIBIT F, prior to release of a Finder's Note to each such Finder.

         (d) The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any other persons claiming brokerage commissions or finder's fees except for Finders, on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Subscription Agreement or the transactions contemplated hereby and arising out of such party's actions. Except for Finders, the Company represents that there are no other parties entitled to receive fees, commissions or similar payments in connection with the offering described in this Subscription Agreement.

     7.1. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Subscriber as follows:

         (a) The Company will advise the Subscriber, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

         (b) The Company shall promptly secure the listing of the Company Shares and Common Stock issuable upon exercise of the Warrants upon each national securities exchange or automated quotation system, if any, upon which shares of its Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock of the Company shall be so listed. The Company will use its best efforts to maintain the listing and trading of its Common Stock on the NASD OTC Bulletin Board (the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the actual or threatened delisting of the Common Stock on any exchange or quotation system on which the Common Stock is listed unless such notification would constitute material non-public information.

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         (c) The Company shall notify the Commission, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

         (d) Until at least two (2) years after the effectiveness of the registration statement on Form SB-2, the Company (i) will comply in all respects with its reporting and filing obligations under the Exchange Act, (ii) comply with all reporting requirements that are applicable to an issuer with a class of Shares registered pursuant to Regulation SB of the 1933 Act and (iii) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of (y) two
(2) years after the effective date of the registration statement on Form SB-2 or
(z) the sale by the Subscriber of all the Company Shares and Securities issuable by the Company pursuant to this Agreement. Until at least two (2) years after the Warrants has been exercised, the Company will use its commercial best efforts to continue the listing of the Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         (e) The Company undertakes to reserve, from its authorized but unissued Common Stock from and after the Closing Date and thereafter, for such time that the Note or Warrants remain outstanding, a number of Common Shares equal to not less than 150% of the amount of Common Shares necessary to allow Subscriber to be able to convert all its outstanding Note, at the then applicable Conversion Price (100% of such Common Shares being the "Required Reservation Amount"), and one Common Share for each Common Share issuable upon exercise of the Warrants. It shall be deemed an Event of Default under the Note if at any time there is less than 100% of the Required Reservation Amount reserved. The Company undertakes to amend its Certificate of Incorporation to increase its authorized but unissued Common Stock within forty-five (45) days of any date that there is less than 140% of the Required Reservation Amount available for reservation on behalf of the holders of the Notes and Warrants. It shall be deemed an Event of Default under the Note if (i) if 150% of the Required Reservation Amount is not timely reserved, or (ii) if at any time from and after forty-five (45) days after the Closing Date there is not reserved one Common Share for each Common Share issuable upon exercise of the Warrants. The reservation described in this section shall be on behalf of all the Subscribers to the Offering in proportion to the principal amount of the Notes issued to them in the Offering.

         (f) The Company undertakes to use the proceeds of the Subscriber's funds for general working capital and potential acquisitions.

     7.2. COVENANTS OF THE SUBSCRIBER.

         (a) NO SHORT SALES. The Subscriber agrees for itself and its affiliates that prior to the effective date of the registration statement described in
Section 10.1(ii), that the Subscriber and its affiliates will not engage in short sales, including a covered short sale, of any of the Company's Common Stock at a per common share sales price of less than seventy-five cents ($.75). The Subscriber agrees for itself and its affiliates that after the effective date of the registration statement described in Section 10.1(ii), the Subscriber and its affiliates will not engage in short sales of any of the Company's Common Stock. The foregoing notwithstanding the Subscriber may enter into a short sale or other hedging transaction in connection with Company Shares the Subscriber anticipates receiving in connection with a Conversion Notice (as defined in the Note) that has been given to the Company or a conversion notice given in connection with any other convertible instrument of the Company held by the Subscribers.

         (b) COMPLIANCE WITH LAW. The Subscriber's trading activities with respect to the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the market or exchange on which the Common Stock is listed.

     8. COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING INDEMNIFICATION.

         (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber, and Subscriber's officers, directors or other persons acting in similar capacities against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

         (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and the Company's officers and directors against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by Subscriber or breach by Subscriber of any warranty in this Agreement or in any exhibits or schedules attached hereto or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

         (c) The procedures set forth in SECTION 10.6 shall apply to the indemnifications set forth in SECTIONS 8(a) and 8(b) above.

     9.1 CONVERSION OF NOTE.

         (a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by the Subscriber, and in such denominations to be specified at conversion, representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the Shares will be free-trading and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares to be sold or are otherwise exempt from registration when sold.

         (b) Subscriber will give notice of its decision to exercise its right to convert a Note or part thereof by faxing an executed and completed Notice of Conversion (as defined in the Note) to the Company. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will, or will cause the transfer agent to transmit, the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note (and a Note representing the balance of the Note not so converted, if requested by Subscriber) to the Subscriber via express courier for receipt by such

Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

         (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to SECTION 9 hereof, or the Mandatory Redemption Amount described in SECTION 9.2 hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late issuance of Shares in the form required pursuant to SECTION 9 hereof upon conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

         (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

     9.2 MANDATORY REDEMPTION. In the event the Company is prohibited from issuing Shares (except by reason of the limitations set forth in SECTION 9.3 hereof), fails to timely deliver Shares on a Delivery Date or upon the occurrence of an Event of Default under the Note, after applicable notice and cure periods, then at the Subscriber's election, the Company must pay to the Subscriber five (5) business days after request by the Subscriber or on the Delivery Date (if requested by the Subscriber prior to a Delivery Date), a sum of money determined by multiplying the principal amount of the Note designated by the Subscriber by 130%, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within five (5) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding, and any obligation to deliver Shares with respect to conversion of the redeemed portion of the Note shall be extinguished. In the event the Company does not have sufficient cash available to pay the Mandatory Redemption Payment, but the Company has available to it the right to draw on any equity line of credit, bank line of credit, put or other arrangement, then the Company must exercise its right to draw on these alternative cash sources so as to obtain funds to pay the Mandatory Redemption Payment.

     9.3 MAXIMUM CONVERSION. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99%. The Subscriber may void the conversion limitation described in this SECTION 9.3 with seventy-five
(75) days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

     9.4 INJUNCTION - POSTING OF BOND. The Company may not refuse conversion of a Note based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, breach of contract, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

     9.5 BUY-IN. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

     9.6 OPTIONAL REDEMPTION. The Company will have the option of redeeming any outstanding Note ("Optional Redemption") by paying to the Subscriber a sum of money equal to 125% of the principal amount of the portion of the Note described below together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Subscriber arising under this Subscription Agreement, Note or any other document delivered herewith ("Redemption Amount") outstanding on the day notice of redemption ("Notice of Redemption) is given to a Subscriber ("Redemption Date"). A Notice of Redemption must be given, if at all, within two hours of the delivery to the Company by facsimile of a Conversion Notice but only in connection with a portion of Note for which notice of conversion has been given by the Subscriber employing the Conversion Price described in SECTION 2.1(b)(ii) of the Note. The Subscriber may elect within five (5) business days after receipt of a Notice of Redemption to give the Company Notice of Conversion in connection with some or all of the Note principal and interest which was the subject of the Notice of Redemption provided the Conversion Price elected by the Subscriber is the Maximum Base Price set forth in SECTION 2.1(b)(i) of the Note. A Notice of Redemption must be accompanied by a certificate signed by the chief executive officer or chief financial officer of the Company stating that the Company has on deposit and segregated ready funds equal to the Redemption Amount. The Redemption Amount must be paid in good funds to the Subscriber no later than the fifth (5th) business day after the Redemption Date ("Optional Redemption Payment Date"). In the event the Company fails to pay the Redemption Amount by the Optional Redemption Payment Date, then the Redemption Notice will be null and void and the Company will thereafter have no further right to effect an Optional Redemption, and at the Subscription's election, the Redemption Amount will be deemed a Mandatory Redemption Payment and the Optional Redemption Payment Date will be deemed a Mandatory Redemption Payment Date. Such failure will also be deemed an Event of Default under the Note. A Notice of Redemption may be given by the Company, provided (i) no Event of Default, as described in the Note, shall have occurred; and (ii) the Company Shares issuable upon conversion of the full outstanding Note principal are included for unrestricted resale in a registration statement effective as of the Redemption Date. Purchase Price proceeds may not be used to effect an Optional Redemption.

     9.7 REDEMPTION. The Company may not redeem the Securities without the consent of the holder of the Securities except as otherwise set forth herein.

     10.1 REGISTRATION RIGHTS. The Company hereby grants the following registration rights to holders of the Securities.

         (i) If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Company Shares issued and issuable upon conversion of the Notes and exercise of the Warrants (the Common Stock issued or issuable upon conversion or exercise of the Securities [which includes the Notes, Finder's Notes, Warrants, and Finder's Warrants] and securities issued or issuable by virtue of ownership of the Securities being, the "Registrable Securities"), for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least thirty
(30) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). A request for registration pursuant to this SECTION 10.1(i) shall be deemed to have been made in connection with any registration statement filed after the Closing Date.

         (ii) The Company shall file with the Commission on or before the later of (i) forty-five (45) days after the Closing Date (as defined herein), or (ii) fifteen (15) days after the effective date of the Company's SB-2 registration statement filed with the Commission on May 23, 2002 under file number: 333-88964 (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective, within one hundred and twenty (120) days after the Closing Date, a Form SB-2 registration statement in order to register the Registrable Securities for resale and distribution under the 1933 Act. The registration statement described in this paragraph must be declared effective by the Commission within one hundred and twenty (120) days of the Closing Date ("Effective Date"). The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 150% of the Company Shares issuable at the Conversion Price that would be in effect on the Closing Date or the date of filing of such registration statement (employing the Conversion Price (as defined in the Note) which would result in the greater number of Shares), assuming the conversion of 100% of the Note which are included in the Registrable Securities and one share of Common Stock for each Common Share issuable upon exercise of the Warrants included in the Registrable Securities. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber, and not issued, employed or reserved for anyone other than the Subscriber. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.

     10.2 REGISTRATION PROCEDURES. In connection with the registration of the Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities ("Sellers") copies of all filings and Commission letters of comment;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) twelve (12) months after the Maturity Date (as defined in the Note) of the Note; (ii) two (2) years after the Closing Date; or (iii) six (6) months after the latest exercise period of the Warrants, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

         (c) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

         (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

         (e) list the Registrable Securities covered by such registration statement with any securities exchange or other trading market, venue or service on which the Common Stock of the Company is then listed;

         (f) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

         (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the Seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     10.3 PROVISION OF DOCUMENTS. In connection with each registration hereunder, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to SECTION 10.1(I) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are reasonable and customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     10.4 NON-REGISTRATION EVENTS. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under SECTION 10.1(I) above is not filed within sixty (60) days after written request by the Holder and not declared effective by the Commission within one hundred twenty
(120) days after such request (or the Filing Date and Effective Date, respectively, in reference to the registration statement on Form SB-2 to be filed pursuant to Section 10.1(ii)), and maintained in the manner and within the time periods contemplated by SECTION 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the registration statement described in SECTIONS 10.1(i) is not filed within sixty
(60) days of such written request, or is not declared effective by the Commission on or prior to the date that is one hundred twenty (120) days after such request, or (ii) the registration statement on Form SB-2 is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five (5) days of receipt by the Company of a communication from the Commission that the registration statement described in
SECTION 10.1(ii) will not be reviewed or (iii) any registration statement described in SECTIONS 10.1(i) or 10.1(ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed thirty (30) days in the aggregate per year but not more than twenty (20) consecutive calendar days (defined as a period of three hundred sixty-five (365) days commencing on the date the registration statement is declared effective) (each such event referred to in clauses (i), (ii) and
(iii) of this SECTION 10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as liquidated damages to each holder of any Registrable Securities an amount equal to 1% per thirty (30) days for the first thirty (30) days or part thereof and 2% for each thirty (30) days or part thereof, thereafter, during the pendency of such Non-Registration Event, of the principal of the Note issued, whether or not converted owned of record by such holder or issuable as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 10.4 shall be due and payable immediately upon demand in restricted common stock of the Company at a per share value equal to the trading price of the Company's Common Stock on the trading day preceding the date such common stock is transmitted to Subscriber. It shall not be deemed an Event of Default pursuant to Article 3 of the Note in connection with a Non-Registration Event relating to the Effective Date unless such Non-Registration Event has occurred and is continuing as of or after 181 days after the Closing Date. In the event a Mandatory Redemption Payment is demanded from the Company by the Holder pursuant to SECTION 9.2 of this Subscription Agreement, then the liquidated damages described in this SECTION
10.4 shall no longer accrue on the portion of the Purchase Price underlying the Mandatory Redemption Payment, from and after the date the Holder receives the Mandatory Redemption Payment. It shall also be deemed a Non-Registration Event to the extent that an amount equal to 120% of all the Common Stock underlying the Registrable Securities is not included in an effective registration statement as of and at any time after forty-five (45) days after the Effective Date, at the Conversion Prices in effect from and after the Effective Date.

     10.5 EXPENSES. All expenses incurred by the Company in complying with
SECTION 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, and costs of insurance are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses." The Seller shall pay the fees of its own additional counsel, if any. The Company will pay all Registration Expenses in connection with the registration statement under SECTION 10. All Selling Expenses in connection with each registration statement under SECTION 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

     10.6 INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company will indemnify and hold harmless the Subscriber, each officer of the Subscriber (or other person servicing in a similar capacity), each director of the Subscriber (or other person serving in a similar capacity), each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Subscriber or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Subscriber, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to SECTION 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Subscriber, and each of the Subscriber's officers, directors and other persons serving in similar capacities, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Subscriber, and each of the Subscriber's officers, directors and other persons serving in similar capacities, to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if
(i) the Subscriber failed to send or deliver a copy of the final prospectus delivered by the Company to the Subscriber with or prior to the delivery of written confirmation of the sale by the Subscriber to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Subscriber, or any such controlling person in writing specifically for use in such registration statement or prospectus.

         (b) The Subscriber will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to SECTION 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Subscriber, as such, furnished in writing to the Company by such Subscriber specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Subscriber hereunder shall be limited to the gross proceeds received by the Subscriber from the sale of Registrable Securities covered by such registration statement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this SECTION 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this SECTION 10.6(c), except and only if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this SECTION 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) the Subscriber, or any controlling person of the Subscriber, makes a claim for indemnification pursuant to this SECTION 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this SECTION 10.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Subscriber or controlling person of the Subscriber in circumstances for which indemnification is provided under this SECTION 10.6; then, and in each such case, the Company and the Subscriber will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Subscriber is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Subscriber will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933
Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     11. MISCELLANEOUS.

         (a) NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to Advanced Aerodynamics & Structures, Inc., 3205 Lakewood Boulevard, Long Beach Airport, CA 90808, facsimile number: (562) 938-8620, with a copy by facsimile only to Luce, Forward, Hamilton & Scripps, LLP, 600 West Broadway, Suite 2600, San Diego, CA 92101, Attn: Otto Sorensen, Esq., facsimile number: (619) 645-5324, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575. Any notice that may be given pursuant to this Agreement, or any document delivered in connection with the foregoing may be given by the Subscriber on the first business day after the observance dates in the United States of America by Orthodox Jewry of Rosh Hashanah, Yom Kippur, the first two days of the Feast of Tabernacles, Shemini Atzeret, Simchat Torah, the first two and final two days of Passover and Pentecost, with such notice to be deemed given and effective, at the election of the Subscriber on a holiday date that precedes such notice. Any notice received by the Subscriber on any of the aforedescribed holidays may be deemed by the Subscriber to be received and effective as if such notice had been received on the first business day after the holiday.

         (b) CLOSING. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer or other method of delivery, to or on the Company's behalf (each such closing a "Closing Date").

         (c) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, and the documents incorporated herein by reference, represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the parties hereto. It is the express understanding of the parties hereto that no party has made any representation whatsoever, express or implied, oral or written, other than those representations of the parties hereto expressly set forth in this Agreement. No right or obligation of any party shall be assigned by that party without prior notice to and the written consent of the other parties.

         (d) EXECUTION. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

         (e) LAW GOVERNING THIS AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by any party against the others concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the Southern District of New York. The parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other parties its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         (f) SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to SECTION 11(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         (g) ADJUSTMENTS. The Conversion Price and amount of Common Stock issuable upon conversion of the Notes and other references to sales prices shall be adjusted consistent with customary anti-dilution adjustments.

         (h) CONFIDENTIALITY. The Company agrees that it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

         (i) AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the twentieth (20th) business day following the date this Agreement is accepted by the Subscriber.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
                    ----------------------------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned, whereupon it shall become a binding agreement between us.

                                   ADVANCED AERODYNAMICS & STRUCTURES, INC.
                                   a Delaware corporation

                                   By: /S/ L. PETER LARSON
                                       -----------------------------------------
                                       L. Peter Larson, Executive Vice-President
                                       and Chief Financial Officer

                                       Dated:  July 10, 2002

                                                       WARRANTS    WARRANTS
SUBSCRIBERS                               PURCHASE     PURCHASE    PURCHASE
                                          PRICE        PRICE $.30  PRICE $.25
----------------------------------------- -----------  ----------  ------------
                                          $100,000.00   100,000      100,000

/S/ MOSES ELIAS
--------------------------
(Signature)
MOSES ELIAS
1548 50th Street
Brooklyn, New York 11219
Fax: 718-

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
                    ----------------------------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned, whereupon it shall become a binding agreement between us.

                                   ADVANCED AERODYNAMICS & STRUCTURES, INC.
                                   a Delaware corporation

                                   By: /S/ L. PETER LARSON
                                       -----------------------------------------
                                       L. Peter Larson, Executive Vice-President
                                       and Chief Financial Officer

                                       Dated:  July 10, 2002

                                                       WARRANTS    WARRANTS
SUBSCRIBERS                               PURCHASE     PURCHASE    PURCHASE
                                          PRICE        PRICE $.30  PRICE $.25
----------------------------------------- -----------  ----------  ------------
                                          $100,000.00   100,000      100,000

/S/ ILLEGIBLE
-----------------------------
(Signature)
E & J LAWRENCE CORP.
43 Hall Street, 7th Floor
Brooklyn, New York 11205
Fax: 718-

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
                    ----------------------------------------

         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned, whereupon it shall become a binding agreement between us.

                                   ADVANCED AERODYNAMICS & STRUCTURES, INC.
                                   a Delaware corporation

                                   By: /S/ L. PETER LARSON
                                       -----------------------------------------
                                       L. Peter Larson, Executive Vice-President
                                       and Chief Financial Officer

                                       Dated:  July 10, 2002

                                                       WARRANTS    WARRANTS
SUBSCRIBERS                               PURCHASE     PURCHASE    PURCHASE
                                          PRICE        PRICE $.30  PRICE $.25
----------------------------------------- -----------  ----------  ------------
                                           $50,000.00    50,000       50,000

/S/ ILLEGIBLE
----------------------------
(Signature)
AMBRAS F.J.C.
14 Zabriskie Terrace
Monsey, New York 10952
Fax: 212-268-1546

                                    EXHIBIT A

                                  FORM OF NOTE

         THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                CONVERTIBLE NOTE
                                ----------------

         FOR VALUE RECEIVED, ADVANCED AERODYNAMICS & STRUCTURES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to
______________________________________________________________________________
(the "Holder") or order, without demand, the sum of ______________________ ($__________), with simple interest accruing at the annual rate of eight percent (8%), on July ___, 2007 (the "Maturity Date").

         The following terms shall apply to this Note:

                                   ARTICLE 1
                           PAYMENT RELATED PROVISIONS

1.1. PAYMENT GRACE PERIOD. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of ten percent (10%) per annum shall apply to the amounts owed hereunder.

1.2. CONVERSION PRIVILEGES. The Conversion Privileges set forth in Article II shall remain in full force and effect commencing 120 days from the date hereof and until the Note is paid in full.

1.3. INTEREST RATE. Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below. Interest may be paid by the Company by delivery of an amount of Common Stock of the Company calculated by dividing the amount of interest payable on an interest due date by the Conversion Price (defined below) in effect on such interest due date.

                                   ARTICLE 2
                                CONVERSION RIGHTS

         The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1.     CONVERSION INTO THE BORROWER'S COMMON STOCK.

         (a) The Holder shall have the right from and after 120 days after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and/or at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Class A common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price, as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion, as described in Section 9 of the subscription agreement entered into between the Company and Holder relating to this Note (the "Subscription Agreement"), the terms of which are incorporated herein by this reference, of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within three (3) business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Company will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

         (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be at the election of the
                  Holder: (i) $.35 ("Maximum Base Price"); or (ii) seventy percent (70%) of the average of the three lowest closing bid prices for the Common Stock for the thirty (30) trading days prior to but not including the Conversion Date, on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded. If the Principal Market does not report bid prices, then the closing price shall be substituted for the bid price referred to in this Section 2.1(b)(ii) when determining the Conversion Price.

         (c) The Maximum Base Price described in Section 2.1(b)(i) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                  (A) Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                  (B) Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                  (C) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  (D) Share Issuance. Subject to the provisions of this Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)A, 2.1(c)B or 2.1(c)C or this subparagraph D; or (ii) pursuant to options, warrants or other obligations to issue shares, outstanding on the date hereof or proposed to be issued as described in the Reports and Other Written Information [(i) and (ii) above are hereinafter referred to as the "Existing Option Obligations"]) for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Conversion Price. Except for the Existing Option Obligations, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         (d) From and after the issuance date of this Note and for the remaining period during which the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2. METHOD OF CONVERSION. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, if requested by the Holder, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the remaining principal balance of this Note and interest which shall not have been converted or paid.

                                   ARTICLE 3
                                EVENT OF DEFAULT

         The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1. FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date. The ten
         (10) day period described in this Section 3.1 is the same ten (10) day period described in Section 1.1 hereof.

3.2. BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

3.3. BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

3.4. RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5. JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

3.6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within forty-five (45) days of initiation.

3.7. DEFAULT. A default by the Borrower, after applicable notice and cure periods, under any one or more obligations in an aggregate monetary amount in excess of $200,000.

3.8. STOP TRADE. A Securities and Exchange Commission stop trade order or Principal Market trading suspension for longer than five (5) trading days.

3.9. FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Subscription Agreement, or if required, a replacement Note.

3.10. NON-REGISTRATION EVENT. The occurrence of a Non-Registration Event as described in Section 10.4 of the Subscription Agreement.

                                   ARTICLE 4
                                  MISCELLANEOUS

4.1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2. NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by facsimile transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and facsimile number of the Holder is as set forth on the first page hereof. The address and facsimile number of the Borrower shall be Advanced Aerodynamics & Structures, Inc., 3205 Lakewood Boulevard, Long Beach Airport, CA 90808, facsimile number: (562) 938-8620. Both Holder and Borrower may change the address and facsimile number for notice by service of notice to the other as herein provided. Notice of Conversion shall be deemed given when made to the Company pursuant to the Subscription Agreement.

4.3. AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4. ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

4.5. COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in New York County in the State of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.7. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this ____ day of July, 2002.

                               ADVANCED AERODYNAMICS & STRUCTURES, INC.

                               By: /s/ L. Peter Larson
                                   ---------------------------------------------
                                   L. Peter Larson, Executive Vice-President and Chief Financial Officer

WITNESS:

_______________________________

                              NOTICE OF CONVERSION
                              --------------------

(To be executed by the Registered Holder in order to convert the Note)

         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ADVANCED AERODYNAMICS & STRUCTURES, INC. on July ___, 2002 into Shares of Common Stock of ADVANCED AERODYNAMICS & STRUCTURES, INC. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
                   -------------------------------------------------------------

Conversion Price:
                 ---------------------------------------------------------------

Shares To Be Delivered:
                       ---------------------------------------------------------

Signature:
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Print Name:
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Address:
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                                       29

                                   SCHEDULE B

                               DISCLOSURE SCHEDULE
                                       FOR
                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

         This Disclosure Schedule of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), is delivered pursuant to Section 2 of that certain Subscription Agreement dated July 10, 2002 (the "Subscription Agreement") among the Company and certain subscribers as set forth in the signature pages of the Subscription Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Subscription Agreement. This Disclosure Schedule is arranged in paragraphs corresponding to the lettered paragraphs contained in Section 2 of the Subscription Agreement; however, any information disclosed herein under any paragraph number shall be deemed to be disclosed and incorporated into any other paragraph number under the Subscription Agreement where such disclosure would be appropriate. The word "None" when used herein denotes that no exception is taken to the particular representation or warranty.

         SECTIONS 2(b) AND (e): The Company has agreed to issue 1,000,000 shares of Class A common stock to a public relations firm in exchange for services to help the Company increase its exposure to the public and financial arenas. Further, the Company has entered into a Consulting Agreement with a group of consultants who will assist and consult with the Company regarding investment banking and communications with existing shareholders, brokers, dealers and other investment professionals. In return for their services, the Company has agreed to issue Class A common stock in an amount equal to 12% of the issued and outstanding common stock of the Company. The Company has agreed to issue and deliver such shares to the consultants at the earlier of 75 days following the Company's receipt of an amended Type Certificate from the Federal Aviation Administration for its Jetcruzer 500 or by October 2003. The consultants may, however, accelerate the final issue date one or more times, on not less than 10 days prior notice to the Company, as to some or all of the shares.

         Certain investors ("Holders") who are holders of convertible notes and Series A Preferred Stock of the Company ("Holders Securities") have entered into a Lockup Agreement for the benefit of certain other investors in the Company ("Investors") who are also holders of convertible notes and Series A Preferred Stock of the Company ("Investors Securities") pursuant to which the Holders have agreed that they may not transfer, or exercise any conversion rights of, any of the Holders Securities until the sooner of (i) the date one or more Holders have purchased for $800,000, from the Investors, Investors Securities and/or, at the election of each Investor, any other notes or preferred stock issued to Investors by the Company having principal or stated value, as the case may be, of $600,000, or (ii) the date that each Investor has exercised conversion rights relating to the Investors Securities and has received the Company's Class A common stock issuable upon exercise of such conversion rights in a certain amount to be determined by multiplying the closing bid price on each conversion date by the number of Class A common stock of the Company received by the Investor on the conversion date, which certain amount may be increased by the Proportionate Share (as defined in the Put Agreement noted below) for which the Company may exercise its Put rights for each Investor. Notwithstanding the above, Holders may convert Holders Securities in an amount equal to the Holder's proportionate share, as defined in the Put Agreement discussed below, as of each conversion date.

         The Company has entered into a Put Agreement with certain investors who hold convertible notes and preferred stock of the Company pursuant to which the investors have granted to the Company the option of selling to each investor an amount of convertible notes up to an aggregate maximum amount of $5,000,000, subject to reduction in the event of future financings. The Company's right to exercise the put shall expire October 25, 2002. The Put Agreement also places certain restrictions on such investors' ability to sell Class A common stock of the Company received on conversion of the Company securities held by such investors. The Company issued a put notice dated January 2002 for approximately $1,300,000.

         The Company may authorize additional options to purchase up to 20,000,000 shares of its common stock to its employees. The Board of Directors has authorized the officers of the Company to finalize a 2002 Stock Option Plan with substantially the same terms as the 2001 Stock Option Plan. The 20,000,000 shares authorized under the 2002 Stock Option Plan shall include the 1,500,000 shares previously reserved under the 2001 Stock Option Plan.

         SECTION 2(i) LITIGATION: On May 22, 2002, the Company received a demand letter on behalf of Christian Dopp asserting a claim for breach of an employment agreement, sums due on a consulting agreement and demanding performance on an aircraft sale agreement. The letter asserts that the Company agreed to employ Mr. Dopp for a period of one year at a base salary of $200,000. It claims that the Company has wrongfully repudiated the agreement, entitling Mr. Dopp to damages of $200,000. The letter further asserts that pending the time Mr. Dopp was to formally assume his employment position, the Company engaged Mr. Dopp as a consultant at an agreed upon hourly rate of $125. It claims that the amount of $10,625 is due and unpaid for 85 hours of consulting services. Lastly, the letter asserts that the Company entered into an agreement with Mr. Dopp for the sale of his private aircraft for $327,500. It claims that the Company desired to use the aircraft as a demonstrator and then either find a qualified buyer for or purchase the aircraft for itself by the end of calendar year 2002. While it appears to concede that payment is not due on the aircraft at this time, this claim is included in the letter and included in a settlement demand. The letter claims the Company owes Mr. Dopp a total of $210,625, plus interest, as well as the obligation to locate a qualified buyer or purchase the aircraft itself. It also makes claim for statutory penalties in the form of additional wages in an unstated amount under California Labor Code Sec. 203. It offers to resolve the matter for a payment of $110,625 and the immediate buy-out of the aircraft (at $327,500 minus hourly rental fees already paid to Mr. Dopp for any rental of the aircraft to date pursuant to the agreement). It gives the Company until May 27, 2002 to respond, or threatens formal litigation and to file a wage claim with the Labor Commissioner. On May 21, 2002, the Company was served with notice of a lawsuit filed by a vendor to the Company, claiming damages in the amount of approximately $50,000.

         SECTION 2(o) DEFAULTS: As of March 31, 2002, the Company was in default under certain convertible notes issued by the Company on March 27, 2001, June 27, 2001 and October 26, 2001 for failure to make required interest payments. Pursuant to the terms of the notes, the holders have the right to demand immediate repayment of the notes. As of March 31, 2002, the aggregate amount of the principal and interest due on these notes was $2,636,000 for the March 27, 2001 notes; $1,210,000 for the June 27, 2001 note; $11,738,000 for the October
26, 2001 notes; $1,484,000 for the January 30, 2002 notes issued pursuant to the October 26, 2001 Put Agreement; and $21,307,000 for the January 30, 2002 notes.

         The Company is currently in default regarding various registration rights provisions contained in agreements entered into by the Company and various purchasers of securities which are convertible or exercisable into Class A common stock of the Company. Under these registration rights provisions, the Company was obligated to register the shares of Class A common stock into which the securities are convertible or exercisable. Under these registration rights provisions, the Company is to pay in cash as liquidated damages to each holder of the securities which have not been registered, an amount equal to 1% per thirty (30) days for the first thirty (30) days or part thereof and 2% for each thirty (30) days or part thereof, thereafter, of the principal of the Note issued, until registration is accomplished.

                            [Signature page follows]

         IN WITNESS WHEREOF, the Company has executed this Disclosure Schedule as of the date first written above.

                                            ADVANCED AERODYNAMICS &
                                            STRUCTURES, INC.

                                            By: /S/ L. PETER LARSON
                                                -------------------------------
                                                L. Peter Larson
                                                Executive Vice-President
                                                and Chief Financial Officer

                                    EXHIBIT C

                                  LEGAL OPINION

                                    EXHIBIT D

                                 FORM OF WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED AERODYNAMICS & STRUCTURES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 Right to Purchase _________ shares of Common
                                 Stock of Advanced Aerodynamics & Structures,
                                 Inc. (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT
No. ____                                            Issue Date:  July ____, 2002

         ADVANCED AERODYNAMICS & STRUCTURES, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, ________________________________________ (the "Holder"), or
assigns, is entitled, subject to the terms set forth below, to purchase from the Company from and after forty-five days after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through five
(5) years after such date (the "Expiration Date"), up to ___________ fully paid and nonassessable shares of Common Stock (as hereinafter defined), $.0001 par value per share, of the Company. The first 50% of the shares of Common Stock purchaseable hereunder shall have a per share purchase price of $.25. The other 50% of the shares of Common Stock purchasable hereunder shall have a per share purchase price of $.30. The aforedescribed purchase prices per share, as adjusted from time to time as herein provided, are referred to herein as the "Purchase Price". The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Advanced Aerodynamics & Structures, Inc. and any corporation which shall succeed or assume the obligations of Advanced Aerodynamics & Structures, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Class A Common Stock, $.0001 par value per share, as authorized on the date of the Subscription Agreement referred to in Section 9 hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

         1. EXERCISE OF WARRANT.

                  1.1. NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the date hereof through and including the Expiration Date, the holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. FULL EXERCISE. This Warrant may be exercised in full by the holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such holder and surrender of the original Warrant within seven (7) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. PARTIAL EXERCISE. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, the number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. FAIR MARKET VALUE. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

                           (a) If the Company's Common Stock is traded on an
exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                           (b) If the Company's Common Stock is not traded on an
exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                           (c) Except as provided in clause (d) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                           (d) If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  1.6. TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

         2.1 DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2.2. CASHLESS EXERCISE.

                  (a) Payment may be made either in (i) cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Warrants, Common Stock and/or Common Stock receivable upon exercise of the Warrants in accordance with Section
(b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, upon consent of the Company, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                 X=Y (A-B)
                   -------
                      A

           Where X= the number of shares of Common Stock to be issued to the holder

                 Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised
                     (at the date of such calculation)

                 A= Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                 B= Purchase Price (as adjusted to the date of such calculation)

                  (c) The cashless exercise feature of this Warrant may be employed only commencing on the first anniversary of the Issue Date of the Warrant and then only if a Non-Registration Event (as defined in the Subscription Agreement) has occurred and is continuing on such date or occurs after such date.

         3. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

                  3.1. REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York, NY, as trustee for the holder or holders of the Warrants.

                  3.3. CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

         4. EXTRAORDINARY EVENTS REGARDING COMMON STOCK. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 12 hereof).

         6. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT; FINANCIAL STATEMENTS. From and after forty-five (45) days after the Issue Date of this Warrant, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") with respect to any or all of the Shares. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, the Company at its expense, but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Subscription Agreement entered into by the Company and Subscriber of the Company's 8% Convertible Notes at or prior to the issue date of this Warrant. The terms of the Subscription Agreement are incorporated herein by this reference. Upon the occurrence of a Non-Registration Event, as defined in the Subscription Agreement, in the event the Company is unable to issue Common Stock upon exercise of this Warrant that has been registered in the Registration Statement described in Section 10.1(ii) of the Subscription Agreement, within the time periods described in the Subscription Agreement, which Registration Statement must be effective for the periods set forth in the Subscription Agreement, then upon written demand made by the Holder, the Company will pay to the Holder of this Warrant, in lieu of delivering Common Stock, a sum equal to the closing price of the Company's Common Stock on the Principal Market (as defined in the Subscription Agreement) or such other principal trading market for the Company's Common Stock on the trading date immediately preceding the date notice is given by the Holder, less the Purchase Price, for each share of Common Stock designated in such notice from the Holder.

         10. CALL OPTION. The Company shall have the option to "call" the Warrants (the "Warrant Call"), in accordance with and governed by the following:

                  (a) The Company shall exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised.

                  (b) The Company's right to exercise the Warrant Call shall commence with the actual effective date of the registration statement described in Section 10.1(ii) of the Subscription Agreement and thereafter, shall be coterminous with the exercise period of the Warrants for a maximum of fifty percent (50%) of the Common Stock issuable upon the exercise of this Warrant (the "Warrant Shares"), provided, that the registration statement is effective at the date the Call Notice is given and through the period ending fourteen (14) business days thereafter. In no event may the Company exercise the Warrant Call at any time unless the Warrant Shares to be delivered upon exercise of the Warrant, will be upon delivery, immediately resalable, without restrictive legend and upon such resale freely transferable on the transfer books of the Company.

                  (c) Unless otherwise agreed to by the Holder of this Warrant, the Call Notice must be given to all Warrant Holders who receive Warrants similar to this Warrant (in terms of exercise price and other principal terms) on or about the same issue date as this Warrant in proportion to the amounts of Common Stock which can be purchased by the respective Warrant Holders in accordance with the respective Warrant held by each.

                  (d) The Company may give a Call Notice in connection with up to twenty-five percent (25%) of the Common Stock issuable upon exercise of this Warrant provided the closing bid price of the Common Stock, as reported on the NASD OTC Bulletin Board, NASDAQ National Market, NASDAQ SmallCap Market, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is, at the time, the principal trading exchange or market for the Common Stock, the "Principal Market"), of if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded for the thirty (30) trading days prior to but not including the date of the Call Notice, for each trading day during the thirty (30) trading days prior to the giving of the Call Notice ("Lookback Period") is two hundred percent (200%) of the Purchase Price and the average daily trading volume of the Common Stock during the Lookback Period is not less than one hundred fifty thousand (150,000) Common Shares.

                  (e) The Company may give a Call Notice in connection with up to fifty percent (50%) of the Common Stock issuable upon exercise of this Warrant provided the closing bid price of the Common Stock, as reported for the Principal Market, of if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded for the thirty (30) trading days prior to but not including the date of the Call Notice for each trading day during the Lookback Period is two hundred percent (200%) of the Purchase Price and the average daily trading volume of the Common Stock during the Lookback Period is not less than two hundred fifty thousand (250,000) Common Shares.

                  (f) The respective Warrant Holders shall exercise their Warrant rights and purchase the appropriate Warrant Shares and pay for same within fourteen (14) business days of the date of the Call Notice. If the Warrant Holder fails to timely pay the funds required by the Warrant Call, the Company may elect to cancel a corresponding amount of this Warrant.

                  (g) The Company may not exercise the right to Call this Warrant or any part of it after the occurrence of a Non-Registration Event, as defined in the Subscription Agreement, unless same was subject to cure and cured during the stated cure period.

                  (h) Only one Warrant Call may be given in connection with this Warrant.

         11. MAXIMUM EXERCISE. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon seventy-five (75) days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

         12. WARRANT AGENT. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         13. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         14. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         15. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                               ADVANCED AERODYNAMICS & STRUCTURES, INC.

                               By: /s/ L. Peter Larson
                                   ---------------------------------------------
                                   L. Peter Larson, Executive Vice-President and Chief Financial Officer

Witness:

-----------------------

                              EXHIBIT A TO WARRANT

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO:  Advanced Aerodynamics & Structures, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________________
whose address is _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________              _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

                                       _________________________________________
                                       _________________________________________
                                       (Address)

                              EXHIBIT B TO WARRANT

                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)

                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Advanced Aerodynamics & Structures, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Advanced Aerodynamics & Structures, Inc. with full power of substitution in the premises.

     TRANSFEREES           PERCENTAGE TRANSFERRED        NUMBER TRANSFERRED
------------------------ -------------------------- ----------------------------

------------------------ -------------------------- ----------------------------

------------------------ -------------------------- ----------------------------

------------------------ -------------------------- ----------------------------

Dated:  ______________, _______        _________________________________________
                                       (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

_______________________________        _________________________________________
         (Name)                        _________________________________________
                                         (address)

ACCEPTED AND AGREED:                   _________________________________________
[TRANSFEREE]                           _________________________________________
                                         (address)

_______________________________
        (Name)

                          SCHEDULE E - FINDERS FEES
                          -------------------------

FINDERS                                     UNSECURED FINDERS    WARRANTS
                                            CONVERTIBLE NOTE
------------------------------------------- -------------------- ---------------
LIBRA FINANCE, S.A.                          $16,000.00          45,714
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
------------------------------------------- -------------------- ---------------
LUCRATIVE INVESTMENTS                         $9,000.00          25,714
Ajeltake Island
P.O. Box 1405
Majuro Marshall Island, M.H. 96960
Fax: 011-35041555
------------------------------------------- -------------------- ---------------
TOTALS                                       $25,000.00          71,428
------------------------------------------- -------------------- ---------------

                                    EXHIBIT F
                                    ---------

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                    FINDER'S INVESTMENT REPRESENTATION LETTER
                    -----------------------------------------

         In connection with the offering of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company"), to issue secured convertible notes (the "Notes") and warrants to purchase Class A common stock (the "Warrants") to investors ("Subscribers") in exchange for up to Ten Million Dollars ($10,000,000) pursuant to that certain Subscription Agreement by and among the Company and the Subscribers, dated ________________ (the "Subscription Agreement"), the undersigned finder (the "Finder") is set forth on Schedule E to the Subscription Agreement (the "Schedule of Finders Fees") and has provided certain services to the Company in exchange for either a (i) cash fee, (ii) the issuance to the Finder of an unsecured convertible note substantially similar to the Notes, except as to the security interest granted in the Notes (the "Finder's Note"), (iii) the issuance to the Finder of a Warrant (the "Finder's Warrant"), or (iv) a combination of (i), (ii) and (iii) above, as set forth in the Schedule of Finders Fees.

         As a condition to the issuance of either a Finder's Note or a Finder's Warrant, or both, the Finder hereby makes the representations, warranties and covenants to the Company as set forth in the following sections of the Subscription Agreement (substituting the term "Subscriber" with "Finder" for purposes hereof), which shall include the related subsections thereto and are incorporated herein by reference, and agrees to be bound by such provisions:

Subscription Agreement sections 1, 7.2, 8, 10.3, 10.5, 10.6, and 11; and as to the Finder's Note only, Subscription Agreement sections 9.3 and 9.6.

Dated: ____________________

FINDER:

Finder Name: _______________________________________

Finder Signature: __________________________________

If Finder is a not an individual, Name and Title of Signatory:

____________________________________________________

                               ACCEPTED BY:

                               ADVANCED AERODYNAMICS & STRUCTURES, INC.
                               a Delaware corporation

                               By: /s/ L. Peter Larson
                                   ---------------------------------------------
                                   L. Peter Larson, Executive Vice-President and Chief Financial Officer
                                   Dated:  ____________________